Zumiez Inc. Announces Fiscal 2016 Third Quarter Results

Third Quarter Earnings Per Share Increase to $0.43; November Comparable Sales Increase 5.7%

LYNNWOOD, WA -- (Marketwired - December 01, 2016) - Zumiez Inc. (NASDAQ: ZUMZ), a leading lifestyle retailer of apparel, footwear, equipment and accessories, today reported results for the third quarter ended October 29, 2016.

Total net sales for the third quarter ended October 29, 2016 (13 weeks) increased 8.4% to $221.4 million from $204.3 million in the quarter ended October 31, 2015 (13 weeks). Comparable sales for the thirteen weeks ended October 29, 2016 increased 4.0% compared to a comparable sales decrease of 7.3% for the thirteen weeks ended October 31, 2015. Net income for the third quarter of fiscal 2016 increased to $10.7 million, or $0.43 per diluted share, compared to net income of $9.7 million, or $0.36 per diluted share in the third quarter of the prior fiscal year.

Total net sales for the nine months (39 weeks) ended October 29, 2016 increased 1.9% to $572.6 million from $561.7 million reported for the nine months (39 weeks) ended October 31, 2015. Comparable sales decreased 2.5% for the thirty-nine weeks ended October 29, 2016 compared to a comparable sales decrease of 3.4% for the thirty-nine weeks ended October 31, 2015. Net income for the first nine months of fiscal 2016 was $7.7 million, or $0.31 per diluted share, compared to net income for the first nine months of the prior fiscal year of $15.6 million, or $0.55 per diluted share. Results for the first nine months of fiscal 2015 include approximately $1.5 million, or $0.04 per diluted share, for charges associated with the acquisition of Blue Tomato.

At October 29, 2016, the Company had cash and current marketable securities of $49.2 million compared to cash and current marketable securities of $51.1 million at October 31, 2015. The decrease in cash and current marketable securities is a result of stock repurchases and capital expenditures, partially offset by cash generated through operations.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "Our monthly comparable sales trend turned positive in September driven by a solid back-to-school selling season and continued to accelerate as the third quarter progressed. We are pleased with the increase in our top-line which included positive growth in our men's, accessories, and junior's categories. Looking ahead, we believe that our current merchandise offering has us positioned to continue with strong results during the important holiday season. That said, we are proceeding prudently and managing expenses tightly in light of the headwinds currently facing the retail industry. Our primary focus remains on executing our strategic multi-year growth objectives and delivering increased shareholder value over the long-term."

November 2016 Sales
Total net sales for the four-week period ended November 26, 2016 increased 10.3% to $69.3 million, compared to $62.8 million for the four-week period ended November 28, 2015. The Company's comparable sales increased 5.7% for the four-week period ended November 26, 2016 compared with a comparable sales decrease of 13.8% for the four-week period ended November 28, 2015.

Fiscal 2016 Fourth Quarter Outlook
The Company is introducing guidance for the three months ending January 28, 2017. Net sales are projected to be in the range of $258 to $263 million resulting in net income per diluted share of approximately $0.60 to $0.66. This guidance is based upon an anticipated comparable sales range of 3% to 5% for the fourth quarter of fiscal 2016.

A conference call will be held today to discuss third quarter fiscal 2016 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (574) 990-9934 followed by the conference identification code of 21687742.

About Zumiez Inc.
Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of November 26, 2016 we operated 689 stores, including 608 in the United States, 48 in Canada, and 28 in Europe and 5 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at www.zumiez.com, www.blue-tomato.com and www.fasttimes.com.au.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended July 30, 2016 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                          Three Months Ended
                           ------------------------------------------------

                            October 29,     % of     October 31,     % of
                               2016        Sales        2015        Sales
                           ------------  ---------  ------------  ---------
Net sales                  $    221,391      100.0% $    204,320      100.0%
Cost of goods sold              145,213       65.6%      134,261       65.7%
                           ------------  ---------  ------------  ---------
Gross profit                     76,178       34.4%       70,059       34.3%

Selling, general and
 administrative expenses         59,265       26.8%       54,835       26.8%
                           ------------  ---------  ------------  ---------
Operating profit                 16,913        7.6%       15,224        7.5%

Interest (expense) income,
 net                                (37)       0.0%           84        0.0%
Other income (expense),
 net                                 11        0.0%          (71)       0.0%
                           ------------  ---------  ------------  ---------
Earnings before income
 taxes                           16,887        7.6%       15,237        7.5%

Provision for income taxes        6,192        2.8%        5,584        2.7%
                           ------------  ---------  ------------  ---------

Net income                 $     10,695        4.8% $      9,653        4.8%
                           ============  =========  ============  =========

Basic earnings per share   $       0.44             $       0.36
                           ============             ============

Diluted earnings per share $       0.43             $       0.36
                           ============             ============

Weighted average shares
 used in computation of
 earnings per share:
  Basic                          24,485                   26,467

  Diluted                        24,622                   26,602

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                           Nine Months Ended
                            -----------------------------------------------

                             October 29,    % of     October 31,     % of
                                2016       Sales        2015        Sales
                            ------------ ---------  ------------  ---------
Net sales                   $    572,634     100.0% $    561,749      100.0%
Cost of goods sold               391,653      68.4%      377,382       67.2%
                            ------------ ---------  ------------  ---------
Gross profit                     180,981      31.6%      184,367       32.8%

Selling, general and
 administrative expenses         169,144      29.5%      159,706       28.4%
                            ------------ ---------  ------------  ---------
Operating profit                  11,837       2.1%       24,661        4.4%

Interest income, net                  22       0.0%          440        0.1%
Other income (expense), net          253       0.0%         (227)       0.0%
                            ------------ ---------  ------------  ---------
Earnings before income
 taxes                            12,112       2.1%       24,874        4.5%

Provision for income taxes         4,392       0.8%        9,238        1.6%
                            ------------ ---------  ------------  ---------

Net income                  $      7,720       1.3% $     15,636        2.9%
                            ============ =========  ============  =========

Basic earnings per share    $       0.31            $       0.56
                            ============            ============

Diluted earnings per share  $       0.31            $       0.55
                            ============            ============

Weighted average shares
 used in computation of
 earnings per share:
  Basic                           24,798                  27,973

  Diluted                         24,982                  28,178

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                    October 29,   January 30,   October 31,
                                       2016          2016          2015
                                   ------------  ------------  ------------
              Assets                (Unaudited)                 (Unaudited)
Current assets
Cash and cash equivalents          $     18,001  $     43,163  $      4,784
Marketable securities                    31,169        32,391        46,342
Receivables                              14,265        12,840        15,316
Inventories                             150,623        98,299       133,565
Prepaid expenses and other current
 assets                                  14,199        12,204        12,987
                                   ------------  ------------  ------------
  Total current assets                  228,257       198,897       212,994

Fixed assets, net                       135,325       137,233       143,856
Goodwill                                 56,920        54,245        54,649
Intangible assets, net                   14,900        11,766        11,881
Deferred tax assets, net                  9,533         4,634         7,219
Other long-term assets                    8,093         7,920         8,178
                                   ------------  ------------  ------------
  Total long-term assets                224,771       215,798       225,783

  Total assets                     $    453,028  $    414,695  $    438,777
                                   ============  ============  ============

   Liabilities and Shareholders'
               Equity
Current liabilities
Trade accounts payable             $     58,088  $     21,919  $     47,230
Accrued payroll and payroll taxes        12,000        12,466         9,765
Income taxes payable                      4,310         4,066         3,235
Deferred rent and tenant
 allowances                               8,276         8,116         8,040
Short-term borrowings                    11,787             -         1,186
Other liabilities                        21,582        22,575        19,710
                                   ------------  ------------  ------------
  Total current liabilities             116,043        69,142        89,166

Long-term deferred rent and tenant
 allowances                              42,715        43,779        45,383
Other long-term liabilities               4,839         4,817         4,698
                                   ------------  ------------  ------------
  Total long-term liabilities            47,554        48,596        50,081

                                   ------------  ------------  ------------
  Total liabilities                     163,597       117,738       139,247
                                   ------------  ------------  ------------

Shareholders' equity
Preferred stock, no par value,
 20,000 shares authorized; none
 issued and outstanding                       -             -             -
Common stock, no par value, 50,000
 shares authorized; 24,899 shares
 issued and outstanding at October
 29, 2016, 25,708 shares issued
 and outstanding at January 30,
 2016, and 26,683 shares issued
 and outstanding at October 31,
 2015                                   139,758       135,013       133,803
Accumulated other comprehensive
 loss                                   (14,698)      (15,247)      (13,920)
Retained earnings                       164,371       177,191       179,647
                                   ------------  ------------  ------------
  Total shareholders' equity            289,431       296,957       299,530
                                   ------------  ------------  ------------

  Total liabilities and
   shareholders' equity            $    453,028  $    414,695  $    438,777
                                   ============  ============  ============

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                      Nine Months Ended
                                                 --------------------------
                                                  October 29,   October 31,
                                                     2016          2015
                                                 ------------  ------------
Cash flows from operating activities:
Net income                                       $      7,720  $     15,636
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion               21,178        23,158
Deferred taxes                                         (4,983)       (5,223)
Stock-based compensation expense                        3,399         3,843
Excess tax benefit from stock-based compensation            -          (714)
Other                                                     221         1,222
  Changes in operating assets and liabilities:
    Receivables                                        (1,361)       (3,211)
    Inventories                                       (51,047)      (40,571)
    Prepaid expenses and other current assets          (3,183)       (1,127)
    Trade accounts payable                             35,873        15,951
    Accrued payroll and payroll taxes                    (631)       (3,231)
    Income taxes payable                                 (708)         (964)
    Deferred rent and tenant allowances                (1,035)        3,924
    Other liabilities                                  (1,459)       (8,217)
                                                 ------------  ------------
Net cash provided by operating activities               3,984           476
                                                 ------------  ------------

Cash flows from investing activities:
Additions to fixed assets                             (16,829)      (27,115)
Acquisition, net of cash acquired                      (5,395)            -
Purchases of marketable securities and other
 investments                                          (48,232)      (58,641)
Sales and maturities of marketable securities
 and other investments                                 49,986       144,446
                                                 ------------  ------------
Net cash (used in) provided by investing
 activities                                           (20,470)       58,690
                                                 ------------  ------------

Cash flows from financing activities:
Proceeds from revolving credit facilities              17,849        33,504
Payments on revolving credit facilities                (5,813)      (32,393)
Repurchase of common stock                            (21,607)      (77,697)
Proceeds from exercise of stock-based awards,
 net of withholding tax                                   756           678
Excess tax benefit from stock-based compensation            -           714
                                                 ------------  ------------
Net cash used in financing activities                  (8,815)      (75,194)
                                                 ------------  ------------

Effect of exchange rate changes on cash and cash
 equivalents                                              139           (50)

Net decrease in cash and cash equivalents             (25,162)      (16,078)
  Cash and cash equivalents, beginning of period       43,163        20,862
                                                 ------------  ------------
  Cash and cash equivalents, end of period       $     18,001  $      4,784
                                                 ============  ============

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes   $     10,042  $     15,348
  Accrual for purchases of fixed assets                 2,236         5,487

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200